Exhibit 99.1

Ventas Reports Eight Percent Increase in Third Quarter 2013 Normalized FFO to a Record $1.04 Per Diluted Share

Ventas Closes $1.3 Billion of Investments Since July 1, 2013

COMPANY RAISES FULL YEAR 2013 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $4.12 TO $4.14

CHICAGO--(BUSINESS WIRE)--October 25, 2013--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended September 30, 2013 increased eight percent to $307.2 million, from $284.9 million for the comparable 2012 period. Normalized FFO per diluted common share was a record $1.04 for the quarter ended September 30, 2013, an eight percent increase from $0.96 for the comparable 2012 period. Weighted average diluted shares outstanding for the quarter decreased by one percent to 295.2 million from 297.4 million in the third quarter of 2012.

“Ventas delivered another quarter of record results by accretively investing capital, raising capital and managing our diverse, high-quality portfolio of seniors housing and healthcare assets,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We also positioned Ventas to succeed in the future by maintaining strong liquidity through a highly successful bond issuance, by acquiring over a billion dollars in higher growth private pay assets, and by completing favorable lease extensions with our valued tenant Kindred Healthcare,” she added. “We are pleased to increase our full-year outlook, reflecting the strength of our business model and execution.”

The growth in third quarter 2013 normalized FFO per diluted common share compared to the third quarter of 2012 is due primarily to the Company’s 2012 and 2013 investments; net operating income increases in its high-quality private pay seniors housing communities managed by Atria Senior Living, Inc. (“Atria”) and Sunrise Senior Living, LLC (“Sunrise”), its triple-net lease portfolio and its medical office building (“MOB”) segment; lower weighted average interest rates; and a decrease in weighted average diluted shares outstanding. These benefits were partially offset by higher debt balances, asset sales and receipt of loan repayments.

Normalized FFO for the quarter ended September 30, 2013 excludes the net expense (totaling $3.5 million, or $0.01 per diluted share) from merger-related expenses and deal costs (including integration costs) and amortization of other intangibles, partially offset by an income tax benefit and net gains on extinguishment of debt. Normalized FFO for the quarter ended September 30, 2012 excluded the net benefit (totaling $4.8 million, or $0.01 per diluted share) from an income tax benefit and net gains on extinguishment of debt, partially offset by merger-related expenses and deal costs (including integration costs) and amortization of other intangibles.

Normalized FFO for the nine months ended September 30, 2013 increased ten percent to $907.1 million, from $826.6 million for the comparable 2012 period. Normalized FFO per diluted common share was $3.08 for the nine months ended September 30, 2013, a nine percent increase from $2.82 for the comparable 2012 period. Normalized FFO for the nine months ended September 30, 2013 excludes the net expense (totaling $3.7 million, or $0.01 per diluted share) from merger-related expenses and deal costs (including integration costs) and amortization of other intangibles, offset by an income tax benefit and net gains on extinguishment of debt. Normalized FFO for the nine months ended September 30, 2012 excluded the net expense (totaling $86.1 million, or $0.30 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt and amortization of other intangibles, offset by an income tax benefit.

Net income attributable to common stockholders for the quarter ended September 30, 2013 was $118.3 million, or $0.40 per diluted common share, including discontinued operations of $(9.1) million. Net income attributable to common stockholders for the quarter ended September 30, 2012 was $111.9 million, or $0.38 per diluted common share, including discontinued operations of $(3.7) million. This $6.4 million increase in net income attributable to common stockholders in the third quarter of 2013 over the comparable prior-year period is primarily the result of the increases described above for normalized FFO and decreases in merger-related expenses and deal costs (including integration costs), offset by year-over-year decreases in income tax benefits, gains on extinguishment of debt and discontinued operations.

Net income attributable to common stockholders for the nine months ended September 30, 2013 was $345.1 million, or $1.17 per diluted common share, including discontinued operations of $(33.7) million. Net income attributable to common stockholders for the nine months ended September 30, 2012 was $276.5 million, or $0.94 per diluted common share, including discontinued operations of $70.1 million. This $68.5 million increase in net income attributable to common stockholders for the nine months ended September 30, 2013 over the comparable prior-year nine-month period is primarily the result of the increases described above for normalized FFO, decreases in merger-related expenses and deal costs (including integration costs), income tax benefit increases and net gains on extinguishment of debt in 2013 compared to net losses in 2012, partially offset by year-over-year changes in discontinued operations.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended September 30, 2013 increased five percent to $303.7 million, from $289.7 million in the comparable 2012 period. NAREIT FFO per diluted common share for the quarter ended September 30, 2013 increased six percent to $1.03, from $0.97 in the third quarter of 2012.

NAREIT FFO for the nine months ended September 30, 2013 increased 22 percent to $903.4 million, from $740.6 million in the comparable 2012 period. NAREIT FFO per diluted common share for the nine months ended September 30, 2013 increased 21 percent to $3.06, from $2.52 in the nine months ended September 30, 2012.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Third Quarter 2013 Same-Store Occupancy Rises 110 Basis Points and NOI Grows 6.2 Percent Year over Year Excluding 2012 Non-Recurring Item, 4.4 Percent As Reported

At September 30, 2013, the Company’s seniors housing operating portfolio included 235 communities managed by Sunrise and Atria, seven of which were acquired in the third quarter of 2013: 140 seniors housing communities managed by Atria and 95 seniors housing communities managed by Sunrise. Third quarter 2013 Net Operating Income (“NOI”) after management fees for this portfolio totaled $114.7 million.

For the 212 private pay seniors housing communities owned by the Company for the full third quarters of 2013 and 2012 (“same-store”), average unit occupancy rose 110 basis points to 91.5 percent, NOI after management fees grew 4.4 percent and REVPOR (revenue per occupied room) grew 3.6 percent in the third quarter of 2013 compared to the third quarter of 2012. Same-store NOI grew 6.2 percent in the third quarter of 2013 excluding a $1.7 million real estate tax credit recorded in the third quarter of 2012.

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  Since July 1, 2013, Ventas invested $1.3 billion, principally in private pay seniors housing communities and MOBs. Highlights of the investments are:

(1) The expected first-year NOI yield is 7.3 percent.

(2) Of the $1.3 billion invested, approximately $360 million was invested in seniors housing operating investments, transitioned to Atria at the time of closing; just under $800 million was invested in independent living triple-net leases with a new tenant; and approximately $120 million was invested in MOBs.

(3) The eight Atria-managed senior living communities contain 940 independent and assisted living units, are 91 percent occupied and are located primarily in the top 31 Metropolitan Statistical Areas (MSAs).

(4) The triple-net independent living portfolio consists of 26 communities with 3,138 apartment-like units and is 94 percent occupied.

(5) The eight MOBs contain 427,870 square feet, are located on the campuses of A-rated hospital systems and are 90 percent occupied.

  During the quarter, Ventas sold assets and received final repayments on outstanding loans totaling $81.5 million.

Liquidity, Capital Raising, Ratings and Balance Sheet

  In September 2013, Ventas issued and sold $850 million aggregate principal amount of senior notes with a weighted average interest rate of 3.0 percent and a weighted average initial maturity of 12.5 years and used the proceeds to repay amounts outstanding under the Company’s unsecured revolving credit facility bearing interest at LIBOR plus 110 basis points. These transactions took advantage of low interest rates, expanded the Company’s liquidity, improved its ratio of fixed to floating rate debt, and extended its weighted average maturity.
  Since July 1, 2013, the Company received aggregate proceeds of approximately $51.6 million from sales of its common stock under its previously established “at-the-market” equity offering program (ATM). Of that amount, $27.9 million was raised in the fourth quarter.
  Moody’s Investors Service (“Moody’s”) raised its rating on the Company’s senior unsecured debt to Baa1 (stable) in August 2013. Ventas’s senior unsecured debt is currently rated BBB+ (stable) by Fitch Ratings, Baa1 (stable) by Moody’s and BBB (positive) by Standard & Poor’s Rating Services.
  The Company’s current debt to total capitalization is 32 percent. The Company’s fixed charge coverage ratio was 4.3x in the third quarter of 2013 and net debt to Adjusted Pro Forma EBITDA at September 30, 2013 was 5.6x.
  At September 30, 2013, the Company had $448.0 million of borrowings outstanding under its $2 billion unsecured revolving credit facility and $54.7 million of cash and cash equivalents. Currently, it has $429 million in borrowings outstanding under its unsecured revolving credit facility and approximately $62.8 million of cash and cash equivalents.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  The Company owned 1,300 properties for the full third quarters of 2013 and 2012 (“same-store”). Cash NOI growth for the Company’s total same-store portfolio equaled 4.2 percent in the third quarter of 2013 compared to the third quarter of 2012, excluding $4.5 million of out of period cash receipts in the 2012 period, and 2.8 percent on an as-reported basis.
  As previously announced, Ventas entered into favorable agreements with Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) to extend the leases with respect to 48 of the 108 licensed healthcare assets whose current lease term was scheduled to expire on April 30, 2015 (the “2015 Renewal Assets”). Annual rent on those 48 healthcare assets leased to Kindred will increase by $15 million on the then current escalated rent on October 1, 2014. Including that increase, 67 percent of the total current rent on the 108 healthcare assets has been replaced. In addition, (1) the expiration date of the lease for the 60 remaining healthcare assets was accelerated to September 30, 2014, and Ventas has already launched the re-marketing process for those assets; and (2) Ventas received a payment of $20 million from Kindred that will be recognized as rent over the life of the new and renewed leases. The 2015 Renewal Assets consist of 86 skilled nursing facilities (“SNFs”) and 22 long-term acute care hospitals (“LTACs”).

		Contractual
(dollars in millions)	Cash Rent	Rent Increase

Facilities	2013	October 1, 2014

Renewed (26 SNFs and 22 LTACs)	$78	$15
60 SNFs	60	N/A
Total	$138	N/A
Total Rent Renewed as a Percentage of Total 2013 Cash Rent		67%
  Ventas was named by Modern Healthcare to its list of Healthcare’s Hottest 40 Of The Industry’s Fastest-Growing Firms in September 2013.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2013 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $4.12 TO $4.14

Ventas currently expects its 2013 normalized FFO per diluted share to range between $4.12 and $4.14, improving its previously announced 2013 guidance of between $4.06 and $4.10 per diluted share, assuming that the Company’s weighted average diluted shares outstanding for the year approximate 295.2 million. The midpoint of the Company’s improved guidance range constitutes approximately eleven percent per share growth in 2013, excluding non-cash items from normalized FFO (projected to be $0.14 per diluted share), computed consistent with prior periods, and nearly nine percent on an as-reported basis. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is included elsewhere in this press release.

The Company expects full year 2013 NOI from its 236 Atria- and Sunrise-managed seniors housing communities, including 15 communities acquired year to date, to range between $447 million to $451 million. For the 195 communities owned by the Company for both the full year 2013 and 2012, the Company expects same-store NOI growth to range from five to six percent.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, and (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurances that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (877) 415-3177. The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (888) 286-8010, passcode 61761463, beginning at approximately 2:00 p.m. Eastern Time and will remain for 28 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of nearly 1,500 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2013; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalators for two of the Company’s master lease agreements with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the healthcare industry resulting in a change of control of one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Assets
Real estate investments:
Land and improvements	$1,856,739	$1,783,664	$1,764,208	$1,772,417	$1,754,826
Buildings and improvements	18,383,075	17,238,843	16,977,860	16,920,821	16,552,534
Construction in progress	79,172	99,947	72,714	70,665	93,992
Acquired lease intangibles	1,012,163	990,548	984,023	981,704	965,500
	21,331,149	20,113,002	19,798,805	19,745,607	19,366,852
Accumulated depreciation and amortization	(3,156,206)	(2,977,154)	(2,803,068)	(2,634,075)	(2,447,175)
Net real estate property	18,174,943	17,135,848	16,995,737	17,111,532	16,919,677
Secured loans receivable and investments, net	400,889	470,441	490,107	635,002	215,775
Investments in unconsolidated entities	91,531	93,155	94,257	95,409	90,992
Net real estate investments	18,667,363	17,699,444	17,580,101	17,841,943	17,226,444
Cash and cash equivalents	54,672	62,421	57,690	67,908	58,530
Escrow deposits and restricted cash	98,200	94,492	99,225	105,913	76,908
Deferred financing costs, net	55,242	50,821	54,079	42,551	25,426
Other assets	1,003,881	889,404	915,826	921,685	1,053,591
Total assets	$19,879,358	$18,796,582	$18,706,921	$18,980,000	$18,440,899

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$9,413,318	$8,420,073	$8,295,908	$8,413,646	$7,494,774
Accrued interest	62,176	50,860	58,086	47,565	56,326
Accounts payable and other liabilities	1,019,166	887,314	910,692	995,156	1,049,043
Deferred income taxes	248,369	247,591	261,122	259,715	265,116
Total liabilities	10,743,029	9,605,838	9,525,808	9,716,082	8,865,259

Redeemable OP unitholder and noncontrolling interests	171,921	184,217	194,302	174,555	113,908

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 297,328; 296,940; 295,823; 295,565 and 295,534 shares issued at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively	74,345	74,248	73,969	73,904	73,896
Capital in excess of par value	10,032,285	9,996,095	9,904,694	9,920,962	9,941,030
Accumulated other comprehensive income	21,293	19,752	21,828	23,354	23,626
Retained earnings (deficit)	(1,021,628)	(943,384)	(861,434)	(777,927)	(680,888)
Treasury stock, 3,699; 3,698; 3,736; 3,699 and 0 shares at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively	(221,203)	(221,129)	(223,709)	(221,165)	—
Total Ventas stockholders' equity	8,885,092	8,925,582	8,915,348	9,019,128	9,357,664
Noncontrolling interest	79,316	80,945	71,463	70,235	104,068
Total equity	8,964,408	9,006,527	8,986,811	9,089,363	9,461,732
Total liabilities and equity	$19,879,358	$18,796,582	$18,706,921	$18,980,000	$18,440,899

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2013 and 2012
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2013	2012	2013	2012
Revenues:
Rental income:
Triple-net leased	$219,170	$207,372	$645,719	$613,939
Medical office buildings	115,444	100,814	337,536	253,889
	334,614	308,186	983,255	867,828
Resident fees and services	359,112	316,560	1,039,876	905,190
Medical office building and other services revenue	4,146	4,544	11,331	16,791
Income from loans and investments	14,448	9,035	45,284	25,223
Interest and other income	66	330	1,901	442
Total revenues	712,386	638,655	2,081,647	1,815,474

Expenses:
Interest	84,089	74,037	245,622	214,028
Depreciation and amortization	177,710	188,540	528,180	534,792
Property-level operating expenses:
Senior living	244,316	216,306	706,561	618,471
Medical office buildings	40,796	36,144	115,738	86,468
	285,112	252,450	822,299	704,939
Medical office building services costs	1,651	1,487	4,957	8,314
General, administrative and professional fees	28,659	26,867	84,760	75,488
(Gain) loss on extinguishment of debt, net	(189)	(1,194)	(909)	38,339
Merger-related expenses and deal costs	6,208	4,917	17,137	49,566
Other	4,353	1,966	13,325	5,052
Total expenses	587,593	549,070	1,715,371	1,630,518

Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	124,793	89,585	366,276	184,956
Income from unconsolidated entities	110	17,074	533	17,905
Income tax benefit	2,780	8,886	13,100	2,727
Income from continuing operations	127,683	115,545	379,909	205,588
Discontinued operations	(9,084)	(3,724)	(33,679)	70,061
Net income	118,599	111,821	346,230	275,649
Net income (loss) attributable to noncontrolling interest	303	(61)	1,161	(884)
Net income attributable to common stockholders	$118,296	$111,882	$345,069	$276,533

Earnings per common share:
Basic:
Income from continuing operations attributable to
common stockholders	$0.43	$0.39	$1.30	$0.71
Discontinued operations	(0.03)	(0.01)	(0.12)	0.24
Net income attributable to common stockholders	$0.40	$0.38	$1.18	$0.95
Diluted:
Income from continuing operations attributable to
common stockholders	$0.43	$0.39	$1.28	$0.70
Discontinued operations	(0.03)	(0.01)	(0.11)	0.24
Net income attributable to common stockholders	$0.40	$0.38	$1.17	$0.94

Weighted average shares used in computing earnings per common share:
Basic	292,818	294,928	292,308	291,177
Diluted	295,190	297,407	294,788	293,622

Dividends declared per common share	$0.67	$0.62	$2.01	$1.86

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2013 Quarters			2012 Quarters
	Third	Second	First	Fourth	Third

Revenues:
Rental income:
Triple-net leased	$219,170	$213,634	$212,915	$206,966	$207,372
Medical office buildings	115,444	110,946	111,146	108,951	100,814
	334,614	324,580	324,061	315,917	308,186
Resident fees and services	359,112	341,594	339,170	321,933	316,560
Medical office building and other services revenue	4,146	3,537	3,648	3,950	4,544
Income from loans and investments	14,448	14,733	16,103	14,690	9,035
Interest and other income	66	797	1,038	665	330
Total revenues	712,386	685,241	684,020	657,155	638,655

Expenses:
Interest	84,089	82,568	78,965	75,850	74,037
Depreciation and amortization	177,710	172,192	178,278	182,157	188,540
Property-level operating expenses:
Senior living	244,316	231,337	230,908	222,551	216,306
Medical office buildings	40,796	38,401	36,541	39,684	36,144
	285,112	269,738	267,449	262,235	252,450
Medical office building services costs	1,651	1,667	1,639	1,569	1,487
General, administrative and professional fees	28,659	27,327	28,774	23,022	26,867
Gain on extinguishment of debt, net	(189)	(720)	—	(699)	(1,194)
Merger-related expenses and deal costs	6,208	6,667	4,262	13,617	4,917
Other	4,353	4,385	4,587	1,887	1,966
Total expenses	587,593	563,824	563,954	559,638	549,070

Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	124,793	121,417	120,066	97,517	89,585
Income (loss) from unconsolidated entities	110	(506)	929	249	17,074
Income tax benefit (expense)	2,780	12,064	(1,744)	3,555	8,886
Income from continuing operations	127,683	132,975	119,251	101,321	115,545
Discontinued operations	(9,084)	(18,442)	(6,153)	(15,195)	(3,724)
Net income	118,599	114,533	113,098	86,126	111,821
Net income (loss) attributable to noncontrolling interest	303	(47)	905	(141)	(61)
Net income attributable to common stockholders	$118,296	$114,580	$112,193	$86,267	$111,882

Earnings per common share:
Basic:
Income from continuing operations attributable to
common stockholders	$0.43	$0.45	$0.40	$0.34	$0.39
Discontinued operations	(0.03)	(0.06)	(0.02)	(0.05)	(0.01)
Net income attributable to common stockholders	$0.40	$0.39	$0.38	$0.29	$0.38
Diluted:
Income from continuing operations attributable to
common stockholders	$0.43	$0.45	$0.40	$0.34	$0.39
Discontinued operations	(0.03)	(0.06)	(0.02)	(0.05)	(0.01)
Net income attributable to common stockholders	$0.40	$0.39	$0.38	$0.29	$0.38

Weighted average shares used in computing earnings per
common share:
Basic	292,818	292,635	291,455	294,704	294,928
Diluted	295,190	295,123	293,924	297,089	297,407

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2013 and 2012
(In thousands)
	2013	2012
Cash flows from operating activities:
Net income	$346,230	$275,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	569,325	563,027
Amortization of deferred revenue and lease intangibles, net	(11,159)	(12,965)
Other non-cash amortization	(13,376)	(31,326)
Stock-based compensation	15,010	16,529
Straight-lining of rental income, net	(21,165)	(16,712)
(Gain) loss on extinguishment of debt, net	(1,062)	38,339
Gain on real estate dispositions, net (including amounts in discontinued operations)	(2,241)	(79,148)
(Gain) loss on real estate loan investments	(3,598)	559
Gain on sale of marketable debt securities	(856)	—
Income tax benefit (including amounts in discontinued operations)	(13,100)	(2,731)
Loss (income) from unconsolidated entities	707	(1,260)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	(16,645)
Other	6,133	6,472
Changes in operating assets and liabilities:
Increase in other assets	(28,132)	(11,930)
Increase in accrued interest	14,624	18,730
Decrease in accounts payable and other liabilities	(20,670)	(37,269)
Net cash provided by operating activities	835,429	709,319
Cash flows from investing activities:
Net investment in real estate property	(1,358,766)	(1,154,912)
Purchase of noncontrolling interest	(7,895)	(3,934)
Investment in loans receivable and other	(34,717)	(30,523)
Proceeds from real estate disposals	29,191	75,145
Proceeds from loans receivable	299,156	34,817
Proceeds from sale or maturity of marketable securities	5,493	—
Funds held in escrow for future development expenditures	15,189	—
Development project expenditures	(74,707)	(90,119)
Capital expenditures	(50,634)	(42,270)
Other	(411)	(2,110)
Net cash used in investing activities	(1,178,101)	(1,213,906)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	(92,586)	248,921
Proceeds from debt	1,766,844	1,568,382
Repayment of debt	(840,532)	(1,103,000)
Payment of deferred financing costs	(19,977)	(4,257)
Issuance of common stock, net	106,002	342,469
Cash distribution to common stockholders	(588,770)	(545,240)
Cash distribution to redeemable OP unitholders	(3,479)	(3,358)
Purchases of redeemable OP units	(317)	(1,760)
Contributions from noncontrolling interest	2,094	—
Distributions to noncontrolling interest	(7,614)	(4,035)
Other	7,830	19,130
Net cash provided by financing activities	329,495	517,252
Net (decrease) increase in cash and cash equivalents	(13,177)	12,665
Effect of foreign currency translation on cash and cash equivalents	(59)	58
Cash and cash equivalents at beginning of period	67,908	45,807
Cash and cash equivalents at end of period	$54,672	$58,530

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$221,447	$497,755
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(134,003)
Other assets acquired	6,526	99,889
Debt assumed	183,848	367,902
Other liabilities	27,583	60,684
Deferred income tax liability	4,849	4,299
Noncontrolling interests	11,693	26,430
Equity issued	—	4,326
Debt transferred on the sale of assets	—	14,535

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2013 Quarters			2012 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$118,599	$114,533	$113,098	$86,126	$111,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	188,393	193,989	186,943	201,748	196,622
Amortization of deferred revenue and lease intangibles, net	(4,156)	(3,693)	(3,310)	(4,153)	(4,136)
Other non-cash amortization	(3,975)	(4,072)	(5,329)	(8,617)	(10,141)
Stock-based compensation	4,210	5,138	5,662	4,255	5,443
Straight-lining of rental income, net	(6,835)	(6,465)	(7,865)	(7,330)	(6,242)
Gain on extinguishment of debt, net	(189)	(873)	—	(699)	(1,194)
Gain on real estate dispositions, net (including amounts in discontinued operations)	(46)	(1,718)	(477)	(1,804)	(357)
Gain on real estate loan investments	(2,499)	(759)	(340)	(5,789)	—
Gain on sale of marketable debt securities	—	(856)	—	—	—
Income tax (benefit) expense (including amounts in discontinued operations)	(2,780)	(12,064)	1,744	(3,555)	(8,869)
(Income) loss from unconsolidated entities	(111)	506	312	(249)	(429)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(1,241)	—	(16,645)
Other	2,261	967	2,905	3,942	482
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(11,717)	(5,956)	(10,459)	15,686	(12,791)
Increase (decrease) in accrued interest	11,309	(7,215)	10,530	(8,761)	8,471
Increase (decrease) in accounts payable and other liabilities	35,277	5,921	(61,868)	12,697	(13,524)
Net cash provided by operating activities	327,741	277,383	230,305	283,497	248,511
Cash flows from investing activities:
Net investment in real estate property	(1,075,144)	(227,447)	(56,175)	(298,153)	(255,508)
Purchase of private investment funds	—	—	—	(276,419)	—
Purchase of noncontrolling interest	(1,771)	(2,938)	(3,186)	—	—
Investment in loans receivable and other	(2,385)	(29,543)	(2,789)	(422,035)	(3,263)
Proceeds from real estate disposals	4,901	13,040	11,250	73,900	66,298
Proceeds from loans receivable	81,113	71,649	146,394	8,402	1,594
Proceeds from sale or maturity of marketable securities	—	5,493	—	37,500	—
Funds held in escrow for future development expenditures	3,373	6,376	5,440	(28,050)	—
Development project expenditures	(26,423)	(26,696)	(21,588)	(23,883)	(29,558)
Capital expenditures	(18,175)	(12,664)	(19,795)	(27,160)	(18,458)
Other	—	(333)	(78)	115	40
Net cash (used in) provided by investing activities	(1,034,511)	(203,063)	59,473	(955,783)	(238,855)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	188,340	94,990	(375,916)	(163,983)	337,575
Proceeds from debt	848,389	1,584	916,871	1,142,023	299,067
Repayment of debt	(155,014)	(49,725)	(635,793)	(90,023)	(457,278)
Payment of deferred financing costs	(6,980)	811	(13,808)	(19,513)	(1,277)
Issuance of common stock, net	23,618	77,334	5,050	—	—
Cash distribution to common stockholders	(196,540)	(196,530)	(195,700)	(183,306)	(183,283)
Cash distribution to redeemable OP unitholders	(1,166)	(1,162)	(1,151)	(1,088)	(1,117)
Purchases of redeemable OP units	(109)	(100)	(108)	(2,841)	(1,149)
Contributions from noncontrolling interest	—	2,094	—	—	—
Distributions to noncontrolling interest	(2,569)	(3,595)	(1,450)	(1,180)	(1,128)
Other	1,022	4,750	2,058	1,573	4,621
Net cash provided by (used in) financing activities	698,991	(69,549)	(299,947)	681,662	(3,969)
Net (decrease) increase in cash and cash equivalents	(7,779)	4,771	(10,169)	9,376	5,687
Effect of foreign currency translation on cash and cash equivalents	30	(40)	(49)	2	40
Cash and cash equivalents at beginning of period	62,421	57,690	67,908	58,530	52,803
Cash and cash equivalents at end of period	$54,672	$62,421	$57,690	$67,908	$58,530

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$131,427	$81,181	$8,839	$84,939	$132,872
Other assets acquired	3,964	1,894	668	(22,159)	18,380
Debt assumed	115,246	68,602	—	44,923	117,539
Other liabilities	17,090	4,071	6,422	9,707	34,045
Deferred income tax liability	3,055	262	1,532	—	(1,596)
Noncontrolling interests	—	10,140	1,553	8,150	1,264

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates
							Preliminary and
							Subject to Change		YOY
	2012			2013			FY2013 - Guidance		Growth [2]
	Q3	Q4	FY	Q1	Q2	Q3	Low	High	'12-'13E
Net income attributable to common stockholders	$111,882	$86,267	$362,800	$112,193	$114,580	$118,296	$449,088	$460,091
Net income attributable to common stockholders per share	$0.38	$0.29	$1.23	$0.38	$0.39	$0.40	$1.52	$1.56

Adjustments:
Depreciation and amortization on real estate assets	187,288	180,889	712,526	177,000	170,776	176,263	726,540	721,540
Depreciation on real estate assets related to
noncontrolling interest	(2,221)	(2,435)	(8,503)	(2,502)	(2,617)	(2,719)	(10,015)	(11,015)
Depreciation on real estate assets related to
unconsolidated entities	1,700	1,510	7,516	1,646	1,622	1,634	6,652	6,152
Gain on re-measurement of equity interest upon
acquisition, net	(16,645)	—	(16,645)	(1,241)	—	—	(1,241)	(1,241)
Discontinued operations:
Gain on real estate dispositions, net	(357)	(1,804)	(80,952)	(477)	(1,718)	(488)	(3,184)	(2,184)
Depreciation and amortization on real estate assets	8,082	19,590	47,825	8,665	21,798	10,682	41,145	41,145
Subtotal: FFO add-backs	177,847	197,750	661,767	183,091	189,861	185,372	759,897	754,397
Subtotal: FFO add-backs per share	$0.60	$0.67	$2.25	$0.62	$0.64	$0.63	$2.57	$2.56
FFO	$289,729	$284,017	$1,024,567	$295,284	$304,441	$303,668	$1,208,985	$1,214,488	18%
FFO per share	$0.97	$0.96	$3.48	$1.00	$1.03	$1.03	$4.10	$4.11	18%

Adjustments:
Merger-related expenses and deal costs	4,917	13,617	63,183	4,262	6,592	6,209	17,200	21,200
Income tax (benefit) expense	(8,870)	(3,555)	(6,286)	1,744	(12,064)	(2,780)	(11,000)	(13,000)
(Gain) loss on extinguishment of debt	(1,194)	(699)	37,640	—	(873)	(189)	—	(2,000)
Change in fair value of financial instruments	58	(52)	99	25	—	—	25	25
Amortization of other intangibles	256	255	1,022	256	255	256	822	1,222
Subtotal: normalized FFO add-backs	(4,833)	9,566	95,658	6,287	(6,090)	3,496	7,047	7,447
Subtotal: normalized FFO add-backs per share	$(0.02)	$0.03	$0.32	$0.02	$(0.02)	$0.01	$0.02	$0.03
Normalized FFO	$284,896	$293,583	$1,120,225	$301,571	$298,351	$307,164	$1,216,032	$1,221,935	9%
Normalized FFO per share	$0.96	$0.99	$3.80	$1.03	$1.01	$1.04	$4.12	$4.14	9%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and
lease intangibles, net	(4,136)	(4,153)	(17,118)	(3,310)	(3,693)	(4,156)	(15,590)	(15,590)
Other non-cash amortization, including fair market
value of debt	(10,141)	(8,617)	(39,943)	(5,329)	(4,072)	(3,975)	(16,274)	(17,274)
Stock-based compensation	5,443	4,255	20,784	5,662	5,138	4,210	19,797	21,797
Straight-lining of rental income, net	(6,242)	(7,330)	(24,042)	(7,865)	(6,465)	(6,835)	(30,363)	(30,863)
Subtotal: non-cash items included in normalized FFO	(15,076)	(15,845)	(60,319)	(10,842)	(9,092)	(10,756)	(42,430)	(41,930)
Subtotal: normalized FFO add-backs per share	$(0.05)	$(0.05)	$(0.20)	$(0.04)	$(0.03)	$(0.04)	$(0.14)	$(0.14)
Normalized FFO, excluding non-cash items	$269,820	$277,738	$1,059,906	$290,729	$289,259	$296,408	$1,173,602	$1,180,005	11%
Normalized FFO, excluding non-cash items per share	$0.91	$0.93	$3.60	$0.99	$0.98	$1.00	$3.98	$4.00	11%
Weighted average diluted shares	297,407	297,089	294,488	293,924	295,123	295,190	295,154	295,154

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company’s weighted average diluted share count, if any.

[2] 2012-2013E growth assumes the midpoint of 2013 guidance.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (e) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the financial impact of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2013, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$118,296
Pro forma adjustments for current period investments, capital
transactions and dispositions	10,893
Pro forma net income for the three months ended September 30, 2013	129,189
Add back:
Pro forma interest	91,375
Pro forma depreciation and amortization	190,139
Stock-based compensation	4,210
Gain on real estate dispositions, net	(488)
Gain on extinguishment of debt, net	(189)
Income tax benefit	(2,780)
Other taxes	1,318
Pro forma merger-related expenses and deal costs	3,466
Adjusted Pro Forma EBITDA	$416,240

Adjusted Pro Forma EBITDA annualized	$1,664,960

As of September 30, 2013:
Debt	$9,413,318
Cash, including cash escrows pertaining to debt	(86,352)
Net debt	$9,326,966

Net debt to Adjusted Pro Forma EBITDA	5.6	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted Pro Forma EBITDA and Fixed Charge Coverage Ratio

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended September 30, 2013, as if the transactions had been consummated as of the beginning of the period. The following table illustrates Adjusted Pro Forma EBITDA and fixed charge coverage ratio (dollars in thousands):

Net income attributable to common stockholders	$431,336
Pro forma adjustments for current period investments, capital
transactions and dispositions	92,475
Pro forma net income	523,811
Add back:
Pro forma interest	326,628
Pro forma depreciation and amortization	771,042
Stock-based compensation	19,265
Gain on real estate dispositions, net	(4,487)
Gain on extinguishment of debt, net	(1,761)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)
Income tax benefit	(16,655)
Other taxes	4,455
Pro forma merger-related expenses and deal costs	25,776
Adjusted Pro Forma EBITDA	$1,646,833

Adjusted Pro Forma Fixed Charges:
Adjusted interest	$305,193
Scheduled principal debt payments	52,061
Non-cash amortization and pro forma adjustments	26,349
Total pro forma fixed charges	$383,603

Adjusted Pro Forma Fixed Charge Coverage Ratio	4.3	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
FFO and Normalized FFO
(In thousands, except per share amounts)

	For the Nine Months
	Ended September 30,
	2013	2012

Net income attributable to common stockholders	$345,069	$276,533
Adjustments:
Depreciation and amortization on real estate assets	524,039	531,637
Depreciation on real estate assets related to noncontrolling interest	(7,838)	(6,068)
Depreciation on real estate assets related to unconsolidated entities	4,902	6,006
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	(16,645)
Discontinued operations:
Gain on real estate dispositions, net	(2,683)	(79,148)
Depreciation and amortization on real estate assets	41,145	28,235
FFO	903,393	740,550
Merger-related expenses and deal costs	17,063	49,566
Income tax benefit	(13,100)	(2,731)
(Gain) loss on extinguishment of debt, net	(1,062)	38,339
Change in fair value of financial instruments	25	151
Amortization of other intangibles	767	767
Normalized FFO	$907,086	$826,642

Per diluted share [1]:
Net income attributable to common stockholders	$1.17	$0.94
Adjustments:
Depreciation and amortization on real estate assets	1.78	1.81
Depreciation on real estate assets related to noncontrolling interest	(0.03)	(0.02)
Depreciation on real estate assets related to unconsolidated entities	0.02	0.02
Gain on re-measurement of equity interest upon acquisition, net	0.00	(0.06)
Discontinued operations:
Gain on real estate dispositions, net	(0.01)	(0.27)
Depreciation and amortization on real estate assets	0.14	0.10
FFO	3.06	2.52
Merger-related expenses and deal costs	0.06	0.17
Income tax benefit	(0.04)	(0.01)
(Gain) loss on extinguishment of debt, net	(0.00)	0.13
Change in fair value of financial instruments	0.00	0.00
Amortization of other intangibles	0.00	0.00
Normalized FFO	$3.08	$2.82

[1] Per share amounts may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI by Segment [1]
(In thousands)

	2013 Quarters			2012 Quarters
	Third	Second	First	Fourth	Third
Revenues

Triple-Net
Triple-Net Rental Income	$219,170	$213,634	$212,915	$206,966	$207,372

Medical Office Buildings
Medical Office - Stabilized	108,083	104,889	105,167	102,895	95,314
Medical Office - Lease up	7,361	6,057	5,979	6,056	5,500
Total Medical Office Buildings - Rental Income	115,444	110,946	111,146	108,951	100,814
Total Rental Income	334,614	324,580	324,061	315,917	308,186

Medical Office Building Services Revenue	2,530	2,159	2,537	2,840	3,434
Total Medical Office Buildings - Revenue	117,974	113,105	113,683	111,791	104,248

Triple-Net Services Revenue	1,116	1,115	1,111	1,110	1,110
Non-Segment Services Revenue	500	263	—	—	—
Total Medical Office Building and Other Services Revenue	4,146	4,146	3,648	3,950	4,544

Seniors Housing Operating
Seniors Housing - Stabilized	355,294	338,244	335,873	318,761	313,289
Seniors Housing - Lease up	3,152	2,624	2,556	2,431	2,530
Seniors Housing - Other	666	726	741	741	741
Total Resident Fees and Services	359,112	341,594	339,170	321,933	316,560

Non-Segment Income from Loans and Investments	14,448	14,733	16,103	14,690	9,035
Total Revenues, excluding Interest and Other Income	712,320	684,444	682,982	656,490	638,325

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	37,902	36,177	34,620	37,446	33,978
Medical Office - Lease up	2,894	2,224	1,921	2,238	2,166
Total Medical Office Buildings	40,796	38,401	36,541	39,684	36,144

Seniors Housing Operating
Seniors Housing - Stabilized	241,319	228,776	228,396	219,887	213,829
Seniors Housing - Lease up	2,392	1,946	1,898	2,084	1,848
Seniors Housing - Other	605	615	614	580	629
Total Seniors Housing	244,316	231,337	230,908	222,551	216,306
Total Property-Level Operating Expenses	285,112	269,738	267,449	262,235	252,450

Medical Office Building Services Costs	1,651	1,667	1,639	1,569	1,487

Net Operating Income

Triple-Net
Triple-Net Properties	219,170	213,634	212,915	206,966	207,372
Triple-Net Services Revenue	1,116	1,115	1,111	1,110	1,110
Total Triple-Net	220,286	214,749	214,026	208,076	208,482

Medical Office Buildings
Medical Office - Stabilized	70,181	68,712	70,547	65,449	61,336
Medical Office - Lease up	4,467	3,833	4,058	3,818	3,334
Medical Office Buildings Services	879	492	898	1,271	1,947
Total Medical Office Buildings	75,527	73,037	75,503	70,538	66,617

Seniors Housing Operating
Seniors Housing - Stabilized	113,975	109,468	107,477	98,874	99,460
Seniors Housing - Lease up	760	678	658	347	682
Seniors Housing - Other	61	111	127	161	112
Total Seniors Housing	114,796	110,257	108,262	99,382	100,254
Non-Segment	14,948	14,996	16,103	14,690	9,035
Net Operating Income	$425,557	$413,039	$413,894	$392,686	$384,388

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Same-Store Portfolio NOI
	For the Three Months Ended
	September 30,
	2013	2012

Net Operating Income	$425,557	$384,388

Less:
NOI Not Included in Same-Store	33,390	8,296
Straight-Lining of Rental Income, Excluding Discontinued Operations	6,842	6,135
Non-Cash Rental Income	3,170	3,810

Non-Segment NOI	14,947	9,035
	58,349	27,276
Same-Store Cash NOI as Reported	$367,208	$357,112

Percentage Increase		2.8%

Excluding Out of Period Cash Receipts	—	(4,544)

Same-Store Cash NOI	$367,208	$352,568

Percentage Increase		4.2%

Seniors Housing Operating Portfolio Same-Store NOI
	For the Three Months Ended
	September 30,
	2013	2012

Net Operating Income	$114,796	$100,254

Less:
NOI Not Included in Same-Store	10,213	111
Same-Store NOI as Reported	$104,583	$100,143

Percentage Increase		4.4%

Excluding Real Estate Tax Credit	—	(1,653)

Same-Store NOI	$104,583	$98,490

Percentage Increase		6.2%

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CONTACT:
Ventas, Inc.
Lori B. Wittman, (877) 4-VENTAS